EXHIBIT 11-STATEMENT Re: COMPUTATION OF PER SHARE EARNINGS


                                                     Three Months
                                                        Ended
                                                       July 31
                                                  1996        1995
                                               ----------------------
Primary:
Average shares outstanding                      7,015,583   5,387,129
Net effect of dilutive stock
  grants-based on the treasury
  stock method                                          0      46,714
                                               ----------  ----------

Totals                                          7,015,583   5,433,843
                                               ==========  ==========

Net Income                                     $  965,733  $  350,678
                                               ==========  ==========

Net income per share                           $     0.14  $     0.06
                                               ==========  ==========

Fully diluted:
Average shares outstanding                      7,015,583   5,387,129
Net effect of dilutive stock
  grants-based on the treasury
  stock method                                          0      46,714
                                               ----------  ----------

Totals                                          7,015,583   5,433,843
                                               ==========  ==========

Net income                                     $  965,733  $  350,678
                                               ==========  ==========

Net income per share                           $     0.14  $     0.06
                                               ==========  ==========